Exhibit 99.1

Filed by HC2 Holdings, Inc.

(Commission File No. 001-35210)

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934 as amended

Subject Company: MCG Capital Corporation

(Commission File No. 814-00239)

FOR IMMEDIATE RELEASE

HC2 ADDRESSES REMAINING ISSUES RAISED BY MCG CAPITAL
CORPORATION AND FURTHER REVISES OFFER

New York, NY – June 15, 2015 – HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC) announced today that it has sent a letter to MCG Capital Corporation (“MCG”) addressing the statements made by MCG in its most recent investor presentation and has presented revised terms that should validate that the HC2 transaction is superior to the PennantPark transaction. The following is a copy of the letter sent to MCG’s Board of Directors by HC2 regarding its offer.

June 15, 2015

Board of Directors

MCG Capital Corporation

1001 19th Street North, 10th Floor

Arlington, Virginia 22209

Attention: Richard W. Neu, Chairman of the Board

Ladies and Gentlemen:

Reference is made to the offer letter sent to you on behalf of HC2 Holdings, Inc. (“HC2”) on May 19, 2015 regarding a proposal (as subsequently modified in our June 2nd letter and June 3rd letter) (the “Proposal”) to acquire all of the outstanding shares of MCG Capital Corporation (“MCG”).

We feel compelled to address certain statements MCG made in its most recent investor presentation, so that there can be no doubt that the HC2 transaction is superior to the PennantPark transaction and does not expose MCG stockholders to unnecessary risks to realize that value. Specifically,

•	Loss in Value to MCG if HC2 Transaction Does Not Close. Throughout your presentation, you generally note that MCG stockholders will bear the full cost of the loss in value if the HC2 transaction does not close, including the lost value that would have been received in the PennantPark transaction. However, this is a broad overstatement that fails to recognize that this same cost of loss is born by MCG stockholders if the PennantPark transaction does not close. And, given our belief that several significant MCG stockholders have indicated to us and to you that they support the Proposal, we believe failure to get approval for the PennantPark deal is a real risk that MCG faces.

•	Failure to Close Due to Regulatory Issues. You state that the transaction may not close due to a prohibition by the SEC and that HC2 may be an investment company and thereby regulated by the Investment Advisors Act of 1940 (the “40 Act”). This is not the case: HC2 is not an investment company. Rather, it, like a number of its immediate peers listed on the various exchanges, is a diversified holding company engaged in various businesses primarily through the ownership and operation of majority owned subsidiaries (currently with six reportable operating companies). Any investment securities it owns constitute substantially less than the 40% threshold of its total assets required under the 1940 Act to constitute an investment company. Further, Harbinger Group, Inc. (NYSE: HRG), where I was previously Chairman and CEO, was built on the same principles and it is not an investment company. HC2 and its advisors have done extensive analysis and regularly monitors compliance with the various 1940 Act numerical tests applicable to investment companies and is confident that it is not an investment company. We are prepared to share all of our analysis with you and your advisors to alleviate any concerns you may have.

Finally, MCG has made its concerns public about my prior SEC settlement but has not come to me or my lawyers to understand and discuss them. We are prepared to be fully transparent and remain available to address any of your concerns when you are ready to discuss.

Notwithstanding our disagreement with the statements you have made about the risk of our ability to consummate an acquisition of MCG, we are hereby again modifying and augmenting our Proposal to further compensate MCG (and its stockholders) in the event a deal with HC2 is not consummated because HC2 cannot complete its registration statement or HC2 is permanently enjoined from acquiring MCG as a result of the provisions of my SEC settlement or issues arising under the Investment Advisors Act of 1940. If such situations were to occur HC2 will, in addition to reimbursing MCG in cash for the $7 million termination fee payable to PennantPark, issue $13.35 million of HC2 common stock to MCG. This amount is equal to the “loss” you indicate MCG stockholders will incur (excluding reimbursement for the $7 million breakup fee that we will pay separately in cash) if a transaction with HC2 does not close and MCG liquidates (see page 6 of your June 8 presentation, which indicates a loss of $.55 per share in the “expected case”).

•	Failure to Obtain HC2 Shareholder Approval. We are prepared to provide voting commitments from HC2 stockholders at the time a definitive merger agreement is executed to fully eliminate this as a deal risk.

•	Protection for HC2 Stock Price by More than 20% but Less than 30%. The 20% collar that HC2 proposes provides MCG stockholders protection that is well in excess of the approximately 1.7% of protection that MCG stockholders will receive from PennantPark if its shares trade below NAV. In addition, HC2’s offer is an 11.6% premium to the PennantPark transaction.

•	Operating Covenants. HC2 has already committed not to pay any dividends prior to the consummation of the acquisition of MCG other than those required by the terms of its existing preferred stock instruments. HC2 has also committed not to modify its compensation practices or to commence or settle material claims or proceedings during the pendency of its transaction to acquire MCG. However, in the recent presentation, you take issue with the fact that, under the Proposal, HC2 would be permitted to issue stock and enter into new lines of business prior to closing any transaction with you. You know that HC2 is not seeking to operate MCG as an investment adviser – we are a publicly traded, diversified holding company and our mission is to make acquisitions and grow multiple business platforms. If we cannot continue to do what we do, we cannot continue to create value for our and your stockholders. Any action that HC2 takes as far as issuing stock or entering into new lines of business will be publicly disclosed. If, as a consequence, our stock price decreases, MCG stockholders will be protected by the floating exchange rate mechanism we have proposed.

Finally, we recognize that the you, the Board of MCG, could have resolved to simply liquidate the Company, but took it upon yourselves to run a strategic process in an effort to maximize value for your stockholders, and we commend you for that. I think that the proposal HC2 has presented to MCG will achieve that goal by valuing the company at a substantial premium to NAV while giving stockholders the ability to participate insubstantial future upside in the combined business.

Sincerely,

Philip A. Falcone

Chairman, President and Chief Executive Officer

HC2 Holdings, Inc.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a business combination transaction with MCGC proposed by HC2, which may become the subject of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement/prospectus HC2 would file with the SEC regarding the proposed transaction if a negotiated transaction is agreed or for any other document which HC2 may file with the SEC and send to HC2’s or MCGC’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HC2 AND MCGC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HC2 through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

HC2 and certain of its respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of HC2 directors and executive officers in HC2’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015, and its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 30, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This release contains, and certain oral statements made by our representatives from time to time, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof, including without limitation expectations regarding our proposal to acquire MCGC. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our most recent annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at http://www.hc2.com/. Such factors and risks that relate to the proposed transaction include the risk that MCGC may not accept our proposal or negotiate with us; the risk that we may not be able to enter into a definitive agreement relating to the proposed transaction; the risk that we may not obtain regulatory approval of the transactions on the proposed terms and anticipated schedule; the risk that the parties may not be able to satisfy the conditions to closing of the transactions; the risk that the transactions may not be completed in the time frame expected by the parties or at all; and our failure, if the transactions are completed, to achieve the expected benefits of such transactions. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

ABOUT HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC), diversified holding company, which seeks to acquire and grow attractive businesses that generate sustainable free cash flow. HC2 has a diverse array of operating subsidiaries, each with its own dedicated management team, across a broad set of industries, including, but not limited to, telecom/infrastructure, large-scale U.S. construction, energy, subsea services and life sciences. HC2 seeks opportunities that generate attractive returns and significant cash flow in order to maximize value for all stakeholders. Currently, HC2’s largest operating subsidiaries are Schuff, a leading structural steel fabricator in the United States, and Global Marine, a leading global offshore engineering company focused on subsea cable installation and maintenance.

For More Information on HC2 Holdings, Inc., Please Contact:

Ashleigh Douglas

ir@HC2.com

212-339-5875